SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

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Date of Report: March 28, 2006

China Expert Technology, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-30644	77-0322379
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 2703-04, Great Eagle Center
23 Harbour Road
Wanchai, Hong Kong	N/A
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:	852-2802-1555

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02 NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW

On March 28, 2006, the Board of Directors of China Expert Technology, Inc., a Nevada corporation ("CXTI" or the "Company") concluded, based on the recommendation of management, that the Company's financial statements for the year ended December 31, 2004 and the related notes have to be restated in order to properly reflect the compensation for consulting services for the reverse takeover as operating costs, and to reclassify certain assets and liabilities.

In conjunction with the share exchange between CXTI and shareholders of China Expert Network Company Limited ("CEN") on February 9, 2004, CXTI issued a total of 1,400,000 common shares to financial institutes and advisors as compensation for consulting services, in addition to 19,935,000 shares of common stock of the Company to the shareholders of CEN. This transaction was previously reported in the 2004 financial statements as part of the shares issued for the acquisition of CEN and charged directly to equity by reference to the par value of such shares issued.

The Company has determined that the 1,400,000 shares of common stock described above were issued as compensation for services rendered for the reverse merger and the relevant costs should have been charged against income as consultancy fees in connection with the reverse merger. The fair value of the transaction costs was determined by the Company's management to be US$2,940,000, which was based on the bid price provided by the Over the Counter Bulletin Board on February 9, 2004 (the date of completion of the reverse merger).

As a result of the aforementioned adjustment, the net income for 2004 was reduced by US$2,940,000, the net income per share was reduced from US$0.33 to US$0.20 per share and the Company's additional paid-in capital was increased by US$2,940,000. This adjustment had no impact on net cash provided by operating activities reported in the 2004 consolidated statement of cash flows.

In order to have a better presentation of the reverse merger described above, the management made certain reallocation adjustments on the common stock and additional paid-in capital. In particular, US$3,855,313 of the 2004's common stock was reallocated to the additional paid-in capital of the Company. US$3,855,313 represented US$3,856,041 of CEN's common stock less US$728 of CXTI's common stock (728,474 shares of par value of US$0.001 each) immediately prior to the reverse merger.

In effect, the opening outstanding common stock of the Company for 2004 represented 19,935,000 shares, par value US$0.001 per share, amounted to US$19,935 issued by CXTI to the shareholders of CEN while US$728 of CXTI's common stock (representing 728,474 shares par value US$0.001 per share) immediately prior to the reverse merger were regarded as the shares issued for the reverse merger. This reallocation had no impact on net income, stockholders' equity and cash flows in 2004.

Prepaid expenses reported in the 2004 consolidated balance sheet comprised of a current portion of US$500,000 that was expensed in 2005. Such current portion has been reclassified from non-current assets to current assets accordingly. This reclassification had no impact on net income, stockholders' equity and cash flows in 2004.

Amount due from a former officer and amount due to a former officer as of December 31, 2004 have been restated by reporting the gross amounts instead of a net amount on the 2004 consolidated balance sheet. Accordingly, amount due from a former officer was restated at $2,022,525 and amount due to a former officer was restated at $2,137,881.

The Company's management concluded that, in light of the restatements discussed above, the previously issued financial statements for the year ended December 31, 2004 in the Form 10-KSB and the unaudited interim financial statements for the quarters ended September 30, 2005 and 2004, June 30, 2005 and 2004 and March 31, 2005 and 2004 included in the Company's Quarterly Reports on Form 10-QSB for the quarters ended September 30,

2005, June 30, 2005 and March 31, 2005 should no longer be relied upon. The Company will file an amended Form 10-KSB for the year ended December 31, 2004 and amended Form 10-QSB's for each of the quarters ended September 30, 2005, June 30, 2005 and March 31, 2005 as soon as practicable.

The Company's management and the Board of Directors have discussed their findings and conclusions with BDO McCabe Lo Limited, the Company's independent registered public accounting firm, and with PKF Certified Public Accountants, the Company's previous independent registered public accounting firm.

Item 9.01 Financial Statements and Exhibits

( c) Exhibits

Exhibit No.	Description
99.1	Press Release dated March 31, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 31, 2006	CHINA EXPERT TECHNOLOGY, INC.

	By:	/s/ Zhu Xiao Xin
	Name:	Zhu Xiao Xin
	Its:	CEO, President and Director

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated March 31, 2006